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                                                                   EXHIBIT 10.14

                           COMMERCIAL LOAN AGREEMENT

                               Loan No. 5986703
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This Commercial Loan Agreement dated as of July 10, 2000 ("Agreement") is between CALIFORNIA BANK & TRUST, a California banking corporation ("Bank"), and ARTEST CORPORATION, a California corporation ("Borrower").

1.   DEFINITIONS

     1.1 The following terms shall have the following meanings when used in this Agreement:

     "Agreement" shall mean this Commercial Loan Agreement as this Commercial Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Loan Agreement from time to time.

     "Bank" shall mean California Bank & Trust, its successors and assigns.

     "Banking Day" shall mean, unless otherwise provided in this Agreement, a day other than Saturday, Sunday, or a legal holiday on which Bank is open for business in the State of California.

     "Borrower" shall mean Artest Corporation.

     "Borrower's Assets" shall mean any real or personal property owned, occupied or controlled, now or hereafter, in whole or in part by Borrower, including Borrower's intellectual property.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means and includes, without limitation, all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word "Collateral" includes without limitation all collateral described in the section of this Agreement titled "Collateral."

     "Collateral Documents" shall mean all the documents set forth in this Agreement in the section titled "Collateral Documents."

     "Environmental Laws" shall mean each and every federal, state or local law, ordinance, regulation, permit, license, authorization, judgment, decree, agreement, restriction or requirement pertaining to health, industrial hygiene, Hazardous Substances, as defined below, or the environment.

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     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" means and includes without limitation any of the Events of Default set forth in this Agreement in the section titled "Events of Default."

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Inventory" shall mean all finished goods wherever located, and goods which are or may at any time be held for sale or lease, furnished under and contract of service or held as raw materials, work-in-progress, supplies, components or materials used or consumed in Borrower's business or which are or might be used in connection with the manufacturing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same, whether negotiable or non-negotiable and all such property, the sale or other disposition of which has given rise to Accounts Receivable and which has been returned to or repossessed or stopped in transit by Borrower.

     "Hazardous Substance" shall mean any substance whose nature, existence, use or effect render it subject now, or in the future, to federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare.

     "Line of Credit Availability Period" shall mean the period of time commencing on the date of this Agreement and continuing until the Line of Credit Expiration Date.

     "Line of Credit Expiration Date" shall mean July 31, 2001.

     "Loan" shall mean and include, without limitation, any and all commercial loans and financial accommodations from Bank to Borrower, whether now or hereafter existing, and however evidenced, including without limitation, those loans and financial accommodations described in this Agreement or on any exhibit or schedule attached to this Agreement from time to time.

     "Loan Documents" shall mean this Agreement and all documents and agreements executed or delivered to Bank in connection with this Agreement.

     "Net Operating Income" shall mean net income after taxes and after bonuses (including sick leave, formal and discretionary).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

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     "Person" shall mean and include an individual, a partnership, a corporation, a joint stock corporation, an unincorporated association, a joint venture or other entity or a governmental authority, but shall exclude a Subsidiary, if any.

     "Plan" shall mean any employee pension benefit plan maintained or contributed to by Borrower and insured by the PBGC under Title IV of ERISA.

     "Prime Rate" shall mean the rate of interest set from time to time by Bank as its Prime Rate. The Prime Rate is determined by Bank as a means of pricing credit extensions to some customers and is neither tied to any external rate of interest or index nor is it necessarily the lowest rate of interest charged by Bank at any given time for any particular class of customers or credit extensions.

     "Security Agreement" shall mean the document delivered by Borrower to Bank detailed in the section of this Agreement titled "Collateral Documents."

     "Subsidiary" shall mean a corporation in which Borrower owns, directly or indirectly, shares of stock having sufficient ordinary voting power to elect a majority of the board of directors or other managers of such corporation or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, of which Borrower has a controlling interest.

     "Tangible Net Worth" means the gross book value of Borrower's Assets (excluding goodwill, patents, trademarks, trade names, organizational expenses, treasury stock, unamortized debt discount and expense, deferred research and development costs, other like intangibles, monies due from affiliates, officers and/or directors of Borrower and notes receivable from shareholders and Employee Stock Ownership Plan) plus debt that is subordinated to Bank in a manner acceptable to Bank, less total liabilities, including, without limitation, accrued and deferred income taxes, and any reserves against assets.

     "Total Liabilities Not Subordinated" shall mean the sum of current liabilities plus long term liabilities (excluding debt subordinated to Borrower's obligations to Bank in a manner acceptable to Bank), including, without limitation, accrued and deferred income taxes.

     "UCC-1 Financing Statement" shall mean the document delivered by Borrower to Bank detailed in the section of this Agreement titled "Collateral Documents."

2.   LOAN FACILITIES

     2.1 Bank agrees to make available to Borrower the following credit on the following terms, covenants and conditions:

     a.   Non-Revolving Line of Credit. During the Line of Credit Availability
          ----------------------------
Period and so long as no Event of Default has occurred and is continuing, and the cure period, if applicable, has expired Bank will, on a non-revolving basis, make advances to Borrower ("Line of Credit"), which may not at any time exceed, in the aggregate outstanding, Four Million Dollars ($4,000,000.00) (the "Line of Credit Limit"). Borrower's obligation to repay advances under the Line of Credit are evidenced by a Non-Revolving Line of Credit Note, in a form acceptable to Bank (the "Non-Revolving Line of Credit Note"). During the Line of

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Credit Availability Period, Borrower may repay principal amounts but not reborrow them. Borrower agrees that Borrower will not permit the outstanding balance under the Line of Credit to exceed the Line of Credit Limit.

     b.   Term Out Loans. On January 2, 2001, and on the first Banking Day of
          --------------
the sixth month thereafter (each a "Conversion Date"), all outstanding advances on the Line of Credit will be converted into fully amortized term loans ("Term Loans"). There shall be only two (2) such conversions. As of each Conversion Date, all outstanding advances made on the Line of Credit to finance the purchase of new equipment shall be repaid in full or refinanced as a Term Loan (each a "New Equipment Term Loan") with a term of 54 months and monthly payments equal to one fifty-fourth (1/54) of the principal sum refinanced, plus all accrued interest on that principal sum. As of each Conversion Date, all outstanding advances made on the Line of Credit to finance the purchase of used equipment shall be repaid in full or similarly converted into a Term Loan (each a "Used Equipment Term Loan") but with a term of 30 months and monthly payments equal to one-thirtieth (1/30) of the principal sum refinanced, plus all accrued interest on that principal sum. Notwithstanding the foregoing, the term of each Term Loan shall not exceed the useful life of all the equipment refinanced by the Term Loan as determined by Bank. Each Term Loan shall be evidenced by a term loan note ("Term Loan Note") executed by Borrower in a form acceptable to Bank.

3.   TERMS

     3.1  Availability Period.

     a.   Line of Credit. Borrower may draw on the Line of Credit during the
          --------------
Line of Credit Availability Period, unless there is an Event of Default and the cure period, if applicable has expired in which case the Bank need not make any advances and may immediately accelerate all obligations of Borrower pursuant to this Agreement.

     b.   Term Loans. All amounts disbursed under a Term Loan are due and
          ----------
payable on or before the maturity thereof as stated in the corresponding Term Loan Note unless there is an Event of Default, in which case each Term Loan shall be immediately due and payable in full.

     3.2  Interest Rate.

     a.   Line of Credit Interest Rate. Interest on advances on the Line of
          ----------------------------
Credit shall accrue at Prime Rate minus one-half percentage point (P - 0.50%) per annum in effect from time to time (the "Regular Line of Credit Interest Rate"). Any changes in the Regular Line of Credit Interest Rate resulting from a change in the Prime Rate shall take effect without notice at the time the Prime Rate is set.

     b.   Term Loan Interest Rate. Interest on the Term Loans shall accrue at
          -----------------------
Prime Rate minus one-half percentage point (P - 0.50%) per annum in effect from time to time (the "Regular Term Loan Interest Rate"). Any change in the Regular Term Loan Interest Rate resulting from a change in the Prime Rate shall take effect without notice at the time the Prime Rate is set.

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     3.3  Repayment Terms.

     a.   Line of Credit.
          --------------

               i. Borrower shall pay interest monthly in arrears on the outstanding balance under the Line of Credit commencing on August 1, 2000, and then on the first Banking Day of each month thereafter.

               ii. Borrower shall repay an advance in full upon the sale by Borrower of any equipment purchased therewith.

               iii. Borrower shall pay in full, all principal, interest and other charges outstanding under the Line of Credit no later than the Line of Credit Expiration Date.

     b.   Term Loan. Borrower shall pay principal and interest on the Term Loans
          ---------
in accordance with Section 2.1.b above, but if any equipment refinanced by a Term Loan is sold by Borrower, Borrower shall repay that Term Loan in full upon the sale.

     3.4  Expenses.

     a. Borrower agrees to immediately repay Bank for the following expenses: filing, recording and search fees, title report fees and documentation fees.

     b. Borrower agrees to reimburse Bank for any reasonable expenses it incurs in the negotiation and preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of Bank's in-house counsel.

     3.5  Fees.

     a.   Line of Credit Fee. For the Line of Credit, Borrower shall pay a loan
          ------------------
fee of $2,000 upon execution of this Agreement ("Line of Credit Fee").

     b.   Term Loan Fee. Borrower shall pay a loan fee of one-tenth of one
          -------------
percent (0.10%) of the amount of each Term Loan upon its conversion from Line of Credit advances ("Term Loan Fee").

4.   SECURITY AND OBLIGATIONS

     4.1  Collateral. All obligations of Borrower under this Agreement shall be
          ----------
secured by, and Borrower hereby grants to Bank, a first lien security interest in all equipment purchased with an advance on the Line of Credit and all money, deposit amounts and other assets of Borrower which hereafter come into the possession, custody or control of Bank and all products and proceeds of the above-described collateral, including, but not limited to, money, deposit accounts, goods, insurance proceeds and other property. The Collateral may be further described in the Security Agreement executed by Borrower.

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     4.2  Collateral Documents.   In connection with the Collateral, Borrower
          --------------------
(or others as indicated) will execute the following "Collateral Documents":

     a.   Borrower's Security Agreement.   A security agreement executed by
          -----------------------------
Borrower, as debtor, in favor of Bank, as secured party, by which Bank will obtain a security interest in the Collateral consisting of equipment and proceeds.

     b.   Possessory Pledge Agreement.   A security agreement executed by
          ---------------------------
Borrower granting Bank a security interest in Collateral in the control of Bank.

     c.   UCC-1 Financing Statements.   UCC-1 financing statements executed by
          --------------------------
Borrower, as debtor, in favor of Bank, as secured party, filed with the California Secretary of State's office and in such other jurisdictions as Bank requires.

5.   DISBURSEMENTS, PAYMENTS AND COSTS

     5.1  Request for Credit.   Each request for an advance under the Line of
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Credit will be made in writing in a manner acceptable to Bank, or by any other means acceptable to Bank, in the minimum amount of $25,000.00.

     5.2  Disbursements and Payments.   Each advance under this Agreement by
          --------------------------
Bank and each payment by Borrower under this Agreement will be:

     a. Made at Bank's San Jose North First Street Office, or other location selected by Bank from time to time.

     b. Made for the account of Bank's San Jose North First Street Office (or other office or branch selected by Bank from time to time).

     c. Made in lawful money of the United States in immediately available funds, or such other type of funds selected by Bank and shall be made without setoff or counterclaim.

     d. Evidenced by records kept by Bank. Bank may, at its discretion, require Borrower to sign one or more notes.

     5.3  Direct Debit
          ------------

     a. Borrower agrees that interest and/or principal payments and any fees due under this Agreement will be deducted automatically on the date such payments are due (each, a "Due date," collectively, the "Due Dates") from the Borrowers account no. (the "Designated Account").

     b. Bank will debit the Designated Account on each Due Date. If a Due Date does not fall on a banking Day, Bank will debit the Designated Account on the first Banking Day following each Due date.

     c. Borrower will maintain sufficient funds in the Designated Account on the dates Bank enters debits authorized by this Agreement. If there are insufficient funds in the

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Designated Account on the date Bank enters any debit authorized by this
Agreement, Borrower shall immediately pay such shortfall to Bank.

     5.4  Banking Days.   All payments and disbursements which would be due on a
          ------------
day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the Line of Credit or Term Loan, as the case may be, on the next Banking Day.

     5.5  Taxes.   Borrower will not deduct any taxes from any payments made to
          -----
Bank. If any government authority imposes any taxes or charges on any payments to Borrower, Borrower will pay the taxes or charges. Upon request by Bank, Borrower will confirm that it has paid the taxes by giving Bank official tax receipts (or notarized copies thereof) within thirty (30) days after the date the taxes are due.

     5.6  Interest Calculation.   Except as otherwise stated in this Agreement,
          --------------------
all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

     5.7  Fee on Late Payments.   At Bank's sole option in each instance, if any
          --------------------
amount is not paid within fifteen (15) days of when due under this Agreement (including interest), Borrower shall pay a late charge for each unpaid amount equal to five percent (5.00%) thereof.

     5.8  Default Rate.   If any amount under this Agreement is not paid in full
          ------------
when due at maturity or when due because of the exercise of an option by Bank, Borrower agrees to pay interest on the outstanding principal and interest at the rate of interest then in effect under this Agreement plus five percent (5.0%) (the "Default Rate").

     5.9  Overdrafts.   At Bank's sole option in each instance, and provided
          ----------
there is no Event of Default which has occurred and is continuing, Bank may make advances under this Agreement to prevent or cover an overdraft on any account of Borrower with Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the Regular Line of Credit Interest Rate. Any advances made pursuant to this section shall be added to the outstanding balance under the Line of Credit and shall not cause Borrower to exceed the Line of Credit Limit.

     5.10  Overadvances.   If at any time the aggregate outstanding advances
           ------------
under the Line of Credit together with any outstanding amounts advanced under any other provision of this Agreement exceed the Line of Credit Limit, at Bank's option, such excess amount or amounts shall be immediately due and payable by Borrower to Bank on demand.

6.   CONDITIONS

     6.1  Initial Advance.   Bank's obligation to extend any credit to Borrower
          ---------------
pursuant to this Agreement is subject to the condition precedent that prior to or on the date of this Agreement, Borrower shall have complied with the requirements set forth below in this section and shall have delivered to Bank, in form and substance satisfactory to Bank, the

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following documents, duly executed by authorized representatives of Borrower or as specified below:

     a.   This Agreement.

     b.   The Non-Revolving Line of Credit Note.

     c. The Security Agreement, Possessory Pledge Agreements and UCC-1 Financing Statement.

     d. Corporate Authorization. A corporate authorization to borrow in a form acceptable to Bank.

     e. Evidence of Priority. Evidence, satisfactory to Bank, that security interests and liens in favor of Bank are valid, enforceable, and prior to all other rights and interests, except those Bank consents to in writing and all fully executed termination statements required by Bank.

     f. Payment of the Line of Credit Fee and reimbursement of Bank's expenses.

     g. Insurance. Evidence of insurance coverage, as required in the "Affirmative Covenants" section of this Agreement, together with an executed Agreement to Furnish Insurance in a form acceptable to Bank.

     h.   Governing Documents.   A copy of the Articles of Incorporation or
Certificate of Incorporation certified by the Secretary of State of the state of its incorporation and Bylaws of the Borrower.

     i. Miscellaneous. Such other evidence as Bank may reasonably require and would not be unreasonably onerous, burdensome or expensive for Borrower to provide, to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

     6.2  Conditions to Each Line of Credit Advance.
          -----------------------------------------

     The obligation of Bank to make any advances under the Line of Credit (including the initial advance) shall be subject to each of the further conditions precedent that on the date of such advance to Bank's complete satisfaction:

     a. Following the making of any such advances, the aggregate principal amount outstanding on the Line of Credit shall not exceed the Line of Credit Limit.

     b. There shall be no Event of Default that is continuing and has not been cured within the applicable cure period.

     c. Delivery to Bank of a signed purchase order for the equipment acceptable to Bank and such other evidence of purchase, delivery and acceptance of the equipment as Lender shall require.

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     d.   Satisfactory inspection and/or appraisal of the equipment by Bank if
Bank so requires.

     e. Delivery or written evidence of planned delivery of the equipment to Borrower;

     f.   The equipment must be satisfactory to Bank in its discretion.

     g.   Bank shall have a first position security interest in the equipment.

     h. Borrower shall provide Bank with a disbursement authorization signed by Borrower in form satisfactory to Bank. Lender may require that any advance be disbursed directly to the equipment vendor.

     i. Borrower shall provide Bank with proof of insurance on the equipment in amount and with coverages and from any insurer acceptable to Lender.

     j.   Such other documents as Bank may reasonably require.

     k. No advance shall exceed ninety percent (90%) (70% in the case of used equipment) of the total invoice cost of the equipment to be purchased with the advance, including shipping, installation and taxes.

     l. Total advances to finance used equipment (whether on the Line of Credit or Term Loans) shall not exceed $2,000,000.00.

7.   REPRESENTATIONS AND WARRANTIES

     When Borrower signs this Agreement, and until Bank is repaid in full, Borrower makes the following representations and warranties to the best of its knowledge. Each request for an extension of credit under the Line of Credit constitutes a renewed representation.

     7.1  Organization of Borrower.   Borrower is a corporation duly formed and
          ------------------------
existing under the laws of the State of California.

     7.2  Authorization.   This Agreement, and any instrument or agreement
          -------------
required hereunder, are within Borrower's powers, have been duly authorized, and do not conflict with any of Borrower's organizational papers.

     7.3  Enforceable Agreements.   This Agreement and any related Loan
          ----------------------
Documents, are legal, valid and binding obligations of Borrower, enforceable against Borrower, in accordance with their respective terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

     7.4  Good Standing.   In each state in which Borrower does business,
          -------------
Borrower is properly licensed, in good standing, and, where required, in compliance with all legal requirements, including, without limitation, fictitious name statutes.

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

     7.5  No Conflicts.   This Agreement does not conflict with or violate any
          ------------
provision of any law, rule, regulation, order, writ, judgement, injunction, decree, determination, or award applicable to Borrower, or any other agreement, or result in a breach of or constitute a default or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or their property may be bound or affected.

     7.6  Financial Information.   All financial and other information that has
          ---------------------
been or will be supplied to Bank are:

     a. sufficiently complete to give Bank accurate knowledge of Borrower's financial condition.

     b.   in the form and content required by Bank.

     c.   in compliance with all applicable government regulations.

     Since the dates of the financial statements specified above, there has been no material adverse change in the assets or the financial condition of Borrower.

     7.7  Litigation.   There is no known litigation, investigation, proceeding,
          ----------
claim, lien or dispute pending in excess of $250,000 or to Borrower's knowledge threatened against or affecting Borrower or the property of Borrower, the adverse determination of which may materially affect the financial condition or operations of Borrower or impair the ability of Borrower to perform its obligations hereunder or under any instrument or agreement required hereunder, except as has been disclosed in writing to Bank prior to the date hereof.

     7.8  Collateral.   All Collateral required in this Agreement is owned by
          ----------
the grantor of the security interest, free of any title defects or any liens or interests of others, and shall be located at Borrower's facility in either Sunnyvale or San Diego, California.

     7.9  Permits, Franchises.   Borrower possesses all permits, memberships,
          -------------------
franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others, except for claims alleged in litigation disclosed to Bank which claims are currently disputed by Borrower.

     7.10  Other Obligations.   Borrower is not in material default under any
           -----------------
obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation that could materially impair Borrower's ability to perform under this Agreement.

     7.11  Tax Returns.   Borrower filed all required tax returns, have paid all
           -----------
taxes shown to be due and payable on said returns or any assessments made against them or any of their property and have no knowledge of any pending assessments or adjustments of its income tax for any year.

     7.12  No Event of Default.   No Event of Default has occurred.
           -------------------

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     7.13  ERISA Plans.
           -----------

     a. Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code, with respect to each Plan, and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

     b. No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires a thirty (30) day notice.

     c. No action by Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA that would cause Borrower to incur a material tax liability.

     d. No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

     7.14  Environmental Compliance.
           ------------------------

     a.    Environmental Compliance.   Borrower, to the best of its knowledge,
           ------------------------
has implemented and complied and will, in the future, implement and comply in all material respects with all Environmental Laws.

     b.    No Hazardous Substance Generation.   Borrower has not owned, used,
           ---------------------------------
generated, manufactured, stored, handled, treated, released, discharged or disposed of any Hazardous Substance in connection with Borrower's Assets, except in compliance with all the applicable Environmental Laws.

     c.    No Environmental Litigation.   There are no suits, proceedings,
           ---------------------------
claims or disputes, claiming violations of any Environmental Law pending or, to the knowledge of Borrower, threatened against or affecting Borrower or Borrower's Assets.

     d.    Asbestos Prohibition.   There is no asbestos prohibited by law
           --------------------
contained in Borrower's Assets.

     e.    Survival of Representations and Warranties.   The representations and
           ------------------------------------------
warranties of this Section 7.14 shall be continuing and shall survive the termination and release of this Agreement or foreclosures of any deed of trust or any security agreements securing this Line of Credit and/or Term Loan and the discharge or payment of any obligation under this Agreement.

     7.15  Commercial Purposes.   Borrower intends to use all advances made
           -------------------
pursuant to this Agreement solely for business or commercially related purposes.

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8.   AFFIRMATIVE COVENANTS

     Borrower agrees, so long as credit is available under this Agreement and until Bank is repaid in full:

     8.1  Loan Documents.   To comply with and observe all terms and conditions
          --------------
of this Agreement, and all other Loan Documents, including, without limitation, the obligation to pay principal, interest and all other sums due under this Agreement or under any of the other Loan Documents.

     8.2  Use of Proceeds.   To use the proceeds of the Line of Credit only for
          ---------------
the purchase financing of equipment by Borrower for use by Borrower. The equipment so financed shall consist of high-end mixed signal testing equipment and peripherals.

     8.3  Financial Information.   To provide the following financial
          ---------------------
information and statements and such additional information as requested by Bank from time to time:

     a. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, Borrower's unqualified, CPA firm audited annual financial statement with balance sheet and income statement. The CPA firm shall be acceptable to Bank.

     b. As soon as available, and in any event within forty-five (45) days of each quarterly period, Borrower's quarterly financial statement prepared by Borrower.

     c. All financial reports required to be provided under this Agreement shall be certified by Borrower as being true and correct.

     8.4  Tangible Net Worth.   To maintain as of the end of each quarter,
          ------------------
Tangible Net Worth of not less than Sixteen Million Dollars ($16,000,000.00).

     8.5  Total Liabilities to Tangible Net Worth.   To maintain as of the end
          ---------------------------------------
of each quarter, a ratio of Total Liabilities Not Subordinated to Tangible Net Worth not to exceed 1.25 to 1.0.

     8.6  Current Ratio.   Maintain as of the end of each quarter, a ratio of
          -------------
current assets to current liabilities in excess of 2.0 to 1.0.

     8.7  Debt Service Coverage.   To maintain as of each fiscal year-end, a
          ---------------------
ratio of (a) net income after taxes plus depreciation, amortization and interest to (b) the sum of all interest expense and the current portion of long term debt of not less than 1.5 to 1.0.

     8.8  Notices to Bank.   To promptly notify Bank in writing of:
          ---------------

     a. Any actual or threatened litigation or proceeding against Borrower or any Subsidiary where the amount is $250,000 or more which could materially affect the financial condition of Borrower or any Subsidiary;

     b. Any material dispute between Borrower, Subsidiary and any government authority;

     c. Any material failure to comply with this Agreement or any other agreement for borrowed money;

     d. Any material adverse change in Borrower's Assets or operations or financial condition; or in any of the Subsidiaries' assets or operations;

     e.    Any change in Borrower's name, address, or legal structure; and

     f.    The occurrence of any Event of Default.

     8.9   Books and Records.  To maintain adequate books and records reflecting
           -----------------
full, true and correct entries of all financial transactions of Borrower.

     8.10  Audits.  To allow Bank and its agents to inspect Borrower's Assets
           ------
and examine, audit and make copies of books and records at any reasonable time. Such audits will occur no more frequently than quarterly, but not less than annually unless there shall have occurred and be continuing an Event of Default. If any of Borrower's Assets, books or records are in the possession of a third party, Borrower hereby authorizes that third party to permit Bank, or its agents, to have access to perform inspections or audits and to respond to Bank's requests for information concerning such assets, books and records.

     8.11  Compliance.  To substantially comply with the laws, regulations,
           ----------
orders of any government body with authority over Borrower's business (including any fictitious name statute and all Environmental Laws) and all material contractual obligations arising from any agreements, instruments or undertakings to which Borrower is bound.

     8.12  Preservation of Borrower's Assets and Rights.   To maintain and
           --------------------------------------------
preserve all rights, privileges, and franchises Borrower now has that are necessary or desirable in the normal conduct of Borrower's business.

     8.13  Payment of Taxes.   Pay all taxes when due, including but not limited
           ----------------
to, federal and state income, employment and sales taxes, now or hereafter imposed in connection with Borrower's Assets.

     8.14  Maintenance of Properties.   To make any repairs, renewals, or
           -------------------------
replacements to keep Borrower's Assets in good working condition.

     8.15  Perfection of Liens.   To help Bank perfect and protect its security
           -------------------
interests and liens, and reimburse Bank for reasonable related costs incurred to protect its security interests and liens.

     8.16  Cooperation.   To take any action reasonably requested by Bank to
           -----------
carry out the intent of this Agreement and to maintain a financial condition satisfactory to Bank at all times.

     8.17  Insurance.
           ---------

     a.    Insurance Covering Assets.   To maintain all risk property damage
           -------------------------
insurance policies covering the Collateral. Each insurance policy must be for either the full replacement cost of the Collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company reasonably acceptable to Bank and must include a lender's loss payable endorsement in favor of Bank in a form acceptable to Bank. Each insurance policy shall provide for not less than thirty (30) days' notice to Bank of any material modification or intent to cancel.

     b.    General Business Insurance.   To maintain insurance as is customary
           --------------------------
for a business of the kind that Borrower conducts.

     c.    Evidence of Insurance.   Upon request of Bank, to deliver to Bank a
           ---------------------
copy of each insurance policy, or, if permitted by Bank, a certificate of insurance listing all insurance policies currently in force.

     8.18  Operating/Business Accounts.   Establish and maintain with Bank
           ---------------------------
Borrower's domestic operating and business accounts and other banking services associated with the operation of Borrower's business, including, without limitation, any demand deposit accounts, except for an investment account. Borrower shall maintain on a consolidated basis at all times deposit accounts with Bank in the minimum amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00).

     8.19  ERISA Plan.   To give prompt written notice to Bank:
           ----------

     a. Within ten (10) days after Borrower knows or has reason to know of the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires thirty (30) days' notice, together with a copy of such materials required to be filed with the PBGC (with respect to such reportable event and in each such case a statement of the chief financial officer of the Borrower setting forth details as to such reportable event and the action that Borrower proposes to take with respect thereto.

     b. Within ten (10) days after Borrower knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination or withdrawal from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

     c. At least ten (10) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, together with a copy of such notice.

     d. Within ten (10) days after the filing thereof with the Secretary of the Treasury, a copy of any application by the Borrower or any ERISA affiliate for a waiver of the minimum funding standard under Section 412 of the Code.

     e. Within ten (10) days after Borrower knows or has reason to know of any event giving rise to any notice of noncompliance made with respect to a Plan under Section 4141(b) of ERISA.

     f. Within ten (10) days after Borrower knows or has reason to know of any event giving rise to any commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

     8.20  Environmental Laws.   To give prompt written notice to Bank of:
           ------------------

     a. Any proceeding or inquiry by any federal, state or local governmental authority (including, without limitation, the California State Department of Health Services and the applicable Regional Water Quality Control Board) with respect to the presence of any Hazardous Substance on or in connection with Borrower's Assets or the migration thereof from or to any other property;

     b. Any report or filing made by Borrower to any federal, state or local governmental authority with respect to the presence of any Hazardous Substance on or related to Borrower's Assets, the migration thereof from or to any other property or in connection with Borrower's business;

     c. All claims made or threatened by any third party against Borrower or Borrower's Assets relating to any loss or injury resulting from the discharge, use, transport, release or disposal of any Hazardous Substance; and

     d. Except as already disclosed in writing to Bank, Borrower's discovery of any occurrence or condition on Borrower's Assets, or on any real property adjoining or in the vicinity of Borrower's Assets that could cause Borrower's Assets or any part thereof to be subject to any restrictions on the ownership, occupancy transferability or use of Borrower's Assets under any Environmental Law.

     8.21  Environmental Assessment.   In the event that any violation or
           ------------------------
potential violation of Environmental Laws is discovered, Borrower will, at Borrower's expense, perform and deliver to Bank such additional environmental assessments as may be requested by Bank. If Borrower fails to perform and deliver any such environmental assessments, Bank may, at its option, order the environmental assessment and add the cost thereof to any balance due under this Agreement, provided, however, that Bank shall not have any obligation to order such assessments and shall not have any obligation to take any corrective action in connection with either the assessment or the violation of Environmental Laws.

     8.22  Hazardous Waste Indemnification.   Borrower will indemnify and hold
           -------------------------------
Bank harmless from any loss, liability or cost, directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance that is caused by Borrower. This indemnity will apply whether the Hazardous Substance is on, under, about or adjacent to Borrower's Assets or operations. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

     Upon demand by Bank, Borrower will defend any investigation, action or proceeding alleging the presence of any Hazardous Substance in any such location which affects any of Borrower's Assets, operations or property leased to Borrower or which is brought or commenced against Bank, whether alone or together with Borrower or any other person or entity, all at Borrower's own cost and by counsel, to be approved by Bank in the exercise of its reasonable judgment. In the alternative, Bank may elect to conduct its own defense at the expense of Borrower.

     8.23  Expenses.   To pay all expenses of Bank for the following:
           --------

     a. Preparation, negotiation and administration of the Loan Documents and the protection of the rights of Bank under the Loan Documents;

     b. The enforcement of payment of Borrower's obligations under the Loan Documents, whether by judicial pleadings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar proceedings involving the Borrower or a "workout" of Borrower's obligations under the Loan Documents.

     The obligations of the Borrower under this Section shall be effective and enforceable whether or not any amounts are advanced pursuant to this Agreement and shall survive payment of all of Borrower's obligations to the Bank.

     8.24  Requirements of Law; Increased Costs.   Borrower will pay Bank, on
           ------------------------------------
demand, any additional amounts necessary to compensate the Bank for the Bank's increased costs, reduced rate of return or amount receivable in respect thereof to Bank of making, renewing, modifying or maintaining the Line of Credit and any Term Loan arising from compliance by Bank with any applicable law, order, regulation, treaty, request or directive issued by any central bank or other governmental authority, agency or instrumentalist, or any governmental or judicial interpretation or application thereof. Such costs shall include, without limitation:

     a. Any tax of any kind whatsoever with respect to this Agreement or any loans made issued hereunder, or changes to the basis of taxation of payments to Bank of principal, fee, interest, or any other amount payable hereunder (except for change in the rate of tax on the overall net income of Bank).

     b. Any reserve, capital requirement, special deposit, compulsory loan, or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank that are not otherwise included in the determination of interest payable on the Line of Credit or any Term Loan.

     c.    Any other condition.

     A notice as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by Bank to Borrower shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of outstanding amounts payable hereunder.

9.   NEGATIVE COVENANTS

     Borrower agrees, so long as credit is available under this Agreement and until Bank is repaid in full:

     9.1  Other Debts.   Not to have outstanding or incur any direct or
          -----------
contingent debts or lease obligations (other than those to Bank), or become liable for the debts of others without Bank's prior written consent which will not be unreasonably withheld. This does not prohibit:

     a. Trade debt incurred in the ordinary course of business and outstanding less than thirty (30) days after the same has become due.

     b. Endorsing negotiable instruments received in the usual course of business.

     c.   Obtaining surety bonds in the usual course of business.

     d. Debts, lines of credit and leases in existence on the date of this Agreement disclosed in writing to Bank and accepted or approved by Bank in writing, prior to the date of this Agreement.

     e.   Debts of any Subsidiary or debts of any Subsidiary to another
Subsidiary.

     f. Additional debts and lease obligations for the acquisition of fixed or capital assets within the amounts specified above.

     9.2  Other Liens.   Not to create, assume, or allow any security interest
          -----------
or lien (including judicial liens) on Borrower's Assets except:

     a.   Liens or security interests in favor of Bank.

     b. Liens for taxes, assessments, or other governmental charges that are not delinquent or that remain payable without any penalty not yet due.

     c. Liens outstanding on the date of this Agreement disclosed in writing to Bank and approved by Bank.

     d.   Indebtedness to trade creditors in the ordinary course of business.

     e. Liens imposed by law, such as warehousemen's liens in the ordinary course of business.

     9.3  Distributions.   Not to repurchase stock of Borrower, pay cash
          -------------
dividends or make any distribution of assets to its stockholders, whether in cash, property or securities, if such repurchases, payments or distributions, in the aggregate, after giving effect thereto, would at the time it is made create a default in any covenant set forth in this Agreement.

     9.4  Loans, Advances, Investments.   Not to make any loans or advances to,
          ----------------------------
or investments (at cost) in, or guarantee the obligations of any Person if such loans, advances, investments and guarantees if, after giving effect thereto, would at the time it is made create a default in any covenant set forth in this Agreement.

     9.5   Loans to Officers.   Not to make any loans, advances, or other
           -----------------
extensions of credit to any of Borrower's executives, officers, directors, shareholders or employees (or any relatives of any of the foregoing) if, after giving effect thereto, such loans, advances or other credit in the aggregate, would at the time it is made create a default in any covenant set forth in this Agreement or any other agreement, law or regulation.

     9.6   Change in Organization or Operations.   Not to cause, permit or
           ------------------------------------
suffer any change, revision, amendment or modification of any kind in and to its organization and operations or the change of ownership or control of Borrower, if the effect thereof is to impair Borrower's ability to perform its obligations under this Agreement and any other document executed in connection with this Agreement.

     9.7   Dissolutions, Mergers or Acquisitions.   Not to liquidate or dissolve
           -------------------------------------
or enter into any consolidation, merger, partnership, pool, joint venture, syndicate or other combination, or sell or dispose of Borrower's business or Borrower's Assets, except in the ordinary course of business, or engage in any business activity substantially different from Borrower's present business that would materially impair Borrower's ability to perform its obligations under this Agreement.

     9.8   Sale of Assets; Sale and Leaseback.   Not to sell or otherwise
           ----------------------------------
dispose of any of its assets for less than fair market value, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

     9.9   Suspension of Business.   Not to voluntarily suspend its business for
           ----------------------
more than five (5) consecutive business days in any thirty (30) day period.

     9.10  No Consumer Purpose.   Not to use any loans or advances hereunder for
           -------------------
personal, family or household purposes.

     9.11  No Violation of Environmental Laws. Not to use, generate,
           ----------------------------------
manufacture, produce, store, release, discharge, or dispose of on, under or about Borrower's Assets or transport to or from Borrower's Assets any Hazardous Substance or allow any third party to do any of the foregoing except in compliance with all applicable Environmental Laws.

     9.12  No Asbestos.   Not to install or permit to be installed on or in
           -----------
Borrower's Assets any friable asbestos or other asbestos substance prohibited by any Environmental Laws. If Borrower discovers asbestos on or in Borrower's Assets, Borrower shall at Borrower's expense comply with all requirements of the Environmental Laws regarding asbestos.

     9.13  No Underground Tanks.   Not to install any underground tanks on
           --------------------
Borrower's Assets and any underground tanks already on Borrower's Assets will be maintained, monitored and/or removed in compliance with all Environmental Laws.

     9.14  Transactions with Affiliates.   Not to enter any transaction with any
           ----------------------------
affiliate of Borrower, including Borrower's officers, directors, shareholders and Subsidiaries, on terms less favorable than those available to Borrower from entities or persons not affiliated with Borrower and at interest rates less than the minimum interest rates required by the Internal Revenue Service for imputed interest purposes.

10.  DEFAULT

     10.1  Events of Default.   The occurrence of any one or more of the
           -----------------
following events shall constitute an "Event of Default":

     a.    Failure to Pay.   Borrower fails to make any payment under this
           --------------
Agreement when due.

     b.    Non-Compliance.   Borrower or any of Borrower's Shareholders fails to
           --------------
meet the material conditions of, or fails to perform any material obligation under:

               i.    this Agreement;

               ii.   any of the other Loan Documents; or

               iii. any other agreement Borrower or any of Borrower's Shareholders has with Bank or any affiliate of Bank.

     c.    Other Defaults.   Any material default occurs under any agreement in
           --------------
connection with any credit Borrower has obtained from any other creditor or which Borrower has guaranteed if the default consists of failing to make a payment when due or which gives the other creditor the right to accelerate the obligation.

     d.    Lien Priority.   Bank fails to have an enforceable first lien
           -------------
position (except for any prior liens to which Bank has consented in writing) on or security interest in the Collateral that would materially impair Bank's overall security interest provided such failure is not due to the documents prepared by Bank or filings made by Bank.

     e.    False Information.   Any representation or warranty under this
           -----------------
Agreement or any agreement, instrument or certificate executed pursuant to this Agreement or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

     f.    Bankruptcy.   Borrower files a bankruptcy petition, a bankruptcy
           ----------
petition is filed against Borrower or Borrower makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against Borrower is dismissed within a period of sixty (60) days after the filing; provided, however, that Bank will not be obligated to extend any additional credit to Borrower during any such period.

     g.    Receivers.   A receiver or similar official is appointed for
           ---------
Borrower's business, or Borrower's business is terminated.

     h.    Litigation.   Any litigation is filed against Borrower in an
           ----------
aggregate amount of $250,000.00 and such litigation is not dismissed or fully bonded or covered by insurance to Bank's satisfaction within ten (10) days after service of process upon Borrower.

     i.    Judgments.   Any judgments or arbitration awards are entered against
           ---------
Borrower and, absent procurement of a stay of execution, such judgment or award remains unbonded or unsatisfied for ten (10) calendar days after the date of entry; or Borrower enters into any settlement agreement with respect to any litigation or arbitration, in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000.00).

     j.    Government Action.   Any government authority takes action that Bank
           -----------------
reasonably believes adversely affects Borrower's financial condition or ability to repay its obligations under this Agreement.

     k.    Default under Security Agreements.  Any continuing guaranty,
           ---------------------------------
subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated, revoked, challenged or the terms of which are breached by the party bound thereby.

     l.    Material Adverse Change.   A material adverse change occurs in
           -----------------------
Borrower's Assets or Borrower's financial condition, properties or prospects, or ability to repay Borrower's obligations hereunder or under any other Loan Document.

     m.    ERISA Plans.   The occurrence of a reportable event with respect to a
           -----------
Plan or any Plan termination (or commencement of proceedings to terminate a Plan) or Borrower's full or partial withdrawal from a Plan, which is, in the reasonable judgment of Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or could reasonably be expected, in the judgment of Bank, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, would have a materially adverse effect on the financial condition of Borrower with respect to a Plan.

     10.2  Remedies.   Upon and after the occurrence of an Event of Default,
           --------
Bank shall have all of the following rights and remedies:

     a. All obligations and indebtedness hereunder may, at the option of Bank and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable and Bank may terminate this Agreement at any time, without notice, notwithstanding any other provision of this Agreement. No such termination shall affect liabilities and obligations of Borrower or the rights, powers and remedies of the Bank under any security agreements with respect to future collateral, until all obligations of Borrower to Bank have been satisfied or paid in full.

     b.    All obligations hereunder shall bear interest at the Default Rate.

     c. All of the rights and remedies of a secured party under the California Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and not exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in any of the documents or agreements executed in connection herewith.

     d. The right to: (i) have Bank or Bank's agent peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located, without any obligation to pay rent to Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Bank's claim, and remove the Collateral from such premises to the premises of Bank or any agent of Bank, for such time as Bank may require to collect or liquidate the Collateral or (ii) have a receiver appointed by a court to conduct Borrower's business, without regard to the adequacy of any security for Borrower's indebtedness to Bank, and enter upon and take possession of Borrower's Assets, or any part thereof, and perform any acts that may be necessary or proper to conserve the value of Borrower's Assets and/or run Borrower's business as an ongoing concern; and/or (iii) require Borrower to assemble and deliver the Collateral to Bank at a place to be designated by Bank.

     e. The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Bank, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Bank shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Bank may see fit. Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements to the extent permitted under the applicable agreement shall inure to Bank's benefit. Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against amounts due under this Agreement. The proceeds realized from the sale of any Collateral shall be applied first to the costs and expenses, including attorneys' fees, incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; and second to amounts due under this Agreement. Bank shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Bank therefor.

     f. The right to setoff against amounts due under this Agreement to the same extent as if the obligations hereunder were undersecured; provided, however, this right to setoff shall not apply to investment accounts.

     10.3  Costs and Expenses.   Upon the occurrence of any Event of Default,
           ------------------
Bank shall be entitled to recover all costs, expenses, and attorneys' fees (including any allocated costs of in-house counsel) in connection with the administering or enforcing of this Agreement, whether or not an action is filed.

11.  MISCELLANEOUS

     11.1  GAAP.   Except as otherwise stated in this Agreement, all financial
           ----
information provided to Bank and all financial covenants will be made under generally accepted accounting principles consistently applied.

     11.2  APPLICABLE LAW.   THIS AGREEMENT HAS BEEN DELIVERED TO BANK AND
           --------------
ACCEPTED BY BANK IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON BANK'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF SANTA CLARA COUNTY, THE STATE OF CALIFORNIA.

     11.3  Successors and Assigns.   This Agreement is binding on Borrower's and
           ----------------------
Bank's successors and assignees. Borrower agrees that it may not assign this Agreement without Bank's prior written consent which shall not be unreasonably withheld.

     11.4  Severability; Waivers.   If any part of this Agreement is not
           ---------------------
enforceable, the rest of the Agreement may be enforced. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. Any consent or waiver under this Agreement must be in writing. If Bank waives a default, it may enforce a later default.

     11.5  Costs and Expenses.   In addition to the recovery of costs and
           ------------------
expenses upon an occurrence of an Event of Default, if Bank incurs expenses in connection with the preparation, administering, enforcing, or arising out of this Agreement, Borrower shall pay Bank all such costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

     11.6  Appointment of Bank as Attorney in Fact.   Until all the obligations
           ---------------------------------------
have been paid in full and upon a material Event of Default that has not been cured under Section 10.1(n), Borrower irrevocably appoints Bank as its attorney in fact and authorizes and empowers it to endorse and affix Borrower's name to or upon any check, draft, note, instrument or other writing relating to the collection of Accounts Receivable, or relating to any other Collateral, or upon any check or other instrument given in payment thereof, or upon any omitted assignment, notification of assignment, demand or auditor's verification relating to Collateral and upon all other instruments and writings required to assert and protect Bank's rights in the Collateral.

     11.7  Attorney's Fees and Costs.   In the event of a lawsuit or arbitration
           -------------------------
proceedings, the prevailing party is entitled to recover costs and reasonable attorney's fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceedings as determined by the court or arbitrator.

     11.8  Entire Agreement.   This Agreement, the Term Loan Notes, the Non-
           ----------------
Revolving Line of Credit Note and any other agreements required by this Agreement, collectively:

     a. represent the sum of the understandings and agreements between Bank, Borrower concerning this Agreement;

     b. replace any prior oral or written agreements between Bank and Borrower concerning this credit;

     c. are intended by Bank and Borrower as the final, complete and exclusive statement of the terms agreed to by them; and

     d. any alteration or amendment to this Agreement shall be effective unless given in writing and signed by an authorized person of the party or parties sought to be changed or bound by the alteration or amendment.

     In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

     11.9   Notices.   Except as otherwise provided herein, all notices required
            -------
under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as Bank and Borrower may specify from time to time in writing.

     11.10  Headings.   Article and section headings are for reference only and
            --------
shall not affect the interpretation or meaning of any provisions of this Agreement.

     11.11  Counterparts.   This Agreement may be executed in as many
            ------------
counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     11.12  Further Assurances.   Borrower shall, at its expense and without
            ------------------
expense to Bank, do, execute and deliver such further acts and documents as Bank from time to time reasonably requires for the assuring to Bank the rights created or intended to be created by this Agreement, the perfection or priority of Bank's liens and security interests, and for carrying out the intention or facilitating the performance of the terms of this Agreement or any document executed in connection with this Agreement.

     11.13  Singular/Plural.   Terms defined in the singular shall also have
            ---------------
their meanings in the plural as the context of this Agreement requires.

     11.14  Time is of the Essence.   Time is of the essence in the performance
            ----------------------
of this Agreement.

     This Agreement is executed as of the date stated at the top of the first page.

ARTEST CORPORATION                          CALIFORNIA BANK & TRUST
a California corporation                    a California Banking corporation


By:  /s/ Jen Kao                            By:
    JEN KAO                                      Ted Nakada
    President and Chief Executive                Vice President and Manager
    Officer
                                            By:
                                                 Benjamin Katai
                                                 Vice President

Address where notices are to be sent:

Artest Corporation                          California Bank & Trust
678 Almanor Avenue                          515 North First Street
Sunnyvale, CA 94086                         San Jose, CA 95112

                                       24